EXHIBIT 5.1

WORKLAND & WITHERSPOON, PLLC

ATTORNEYS AT LAW

Peter A. Witherspoon

714 Washington Mutual Financial Center

Of Counsel:

Gary D. Brajcich

601 West Main Avenue

James J. Workland

Gregory B. Lipsker

Spokane, Washington   99201-0677

Gary C. Randall†

Eric J. Sachtjen*

Telephone: (509) 455-9077

James  A. McPhee†

Facsimile: (509) 624-6441

Lawrence W. Garvin

Steven Wee

†Also Admitted in Idaho

Michael A. Agostinelli

*Also Admitted in Alaska

September 4, 2007

Board of Directors

Gold Crest Mines, Inc.

10807 East Montgomery Ave., Suite #1

Spokane, WA  99206

Re:  Registration Statement on Form S-8

Gentlemen:

We have acted as counsel to Gold Crest Mines, Inc., a Nevada corporation (the "Company"), in connection with its Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, covering an aggregate 12,000,000 shares (the "Shares") of the Company's Common Stock, $.001 par value (the "Shares"), issuable pursuant to the Gold Crest Mines, Inc. 2007 Stock Plan.

In connection therewith, and arriving at the opinion as expressed below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company, agreements and other instruments, certificates of officers and representatives of the Company, certificates of public officials and other documents as we have deemed necessary or appropriate as a basis for the opinion expressed herein.

In connection with our examination, we have assumed the genuineness of the signatures, the authenticity of all documents tendered to us as originals, the legal capacity of natural persons and the conformity to original documents of all documents submitted to us as certified, conformed, Photostat or facsimile copies.

Based on the foregoing, and subject to the qualifications and limitations set forth herein, it is our opinion that the Shares, when issued in accordance with the Plan, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and its use as part of the Registration Statement.

We are furnishing this opinion to the Company solely for its benefit in connection with the Registration Statement.  It is not to be used, circulated, quoted or otherwise referred to for any other purpose.  Other than the Company and the Staff of the Securities and Exchange Commission, no one is entitled to rely on this opinion.

Very truly yours,

Workland & Witherspoon, PLLC

/s/ Gregory B. Lipkser

By:

Gregory B. Lipsker, Esq.